UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 12, 2012

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6000 Spine Road, Suite 100, Boulder, CO 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 12, 2012, New Frontier Media, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Longkloof Limited, Hosken Consolidated Investments Limited (Johannesburg Stock Exchange: HCI) and various associated parties (the “Longkloof Parties”) to end the Longkloof Parties’ proxy contest related to the Company’s 2012 annual meeting of shareholders. The settlement also ends the related litigation between the Company and the Longkloof Parties that was pending in the United States District Court for the District of Colorado.

Under the terms of the Settlement Agreement, the Longkloof Parties, which beneficially own in the aggregate approximately 15.9% of the Company’s outstanding shares, have agreed to immediately terminate their proxy contest, withdraw their notice of intent to nominate four candidates for election to the Company’s Board of Directors (the “Board”), and not support, for the balance of 2012, any other person not recommended by the Board in seeking representation on the Board. In addition, the Longkloof Parties have agreed to certain standstill restrictions through December 31, 2012 and the Company has agreed that if it does not engage in a sale, merger or similar change of control transaction by December 31, 2012, Longkloof will have the right to designate one person for appointment to the Board for a term expiring at the 2013 annual meeting of shareholders and, under certain circumstances, the Company will be obligated to include such designee on the slate of nominees presented by the Company to shareholders at the 2013 annual meeting of shareholders. As part of the Settlement Agreement, all pending litigation between the Company and the Longkloof Parties will be dismissed by the parties without prejudice and without admission of any wrongdoing by any party. The full Settlement Agreement will be filed today with the Securities and Exchange Commission.

The Settlement Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. Investors are encouraged to read the Settlement Agreement in its entirety because it contains important terms not summarized herein.

Item 7.01               Regulation FD Disclosure.

On July 12, 2012, the Company issued a press release announcing that it had entered into the Settlement Agreement with the Longkloof Parties. A copy of the press release is furnished as Exhibit 99.2 hereto. For additional details regarding the Settlement Agreement, please see Item 1.01 of this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.2 is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Settlement Agreement
99.2	Press Release issued by the Company on July 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2012	NEW FRONTIER MEDIA, INC.

	By:	/s/ Marc Callipari
Name: Marc Callipari
Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Settlement Agreement

99.2	Press Release issued by the Company on July 12, 2012